                                                                       EXHIBIT 6

                          REGISTRATION RIGHTS AGREEMENT

                                       OF

                             GLOBAL GOLD CORPORATION

                  Agreement made as of the 29th day of July, 2005 by and among
Global Gold Corporation, a Delaware corporation currently having its office and principal place of business at 104 Field Point Road, Greenwich, Connecticut
06830 (the "Corporation"), and each party purchasing shares of the common stock of the Corporation pursuant to the Memorandum (as defined below) (each of the last named persons shall hereinafter be referred to individually as a
"Shareholder" and collectively as the "Shareholders").

                  WHEREAS, upon the closing of the offering of up to a maximum of 4,000,000 shares, of common stock of the Corporation with the purchaser of each share also entitled to a warrant to purchase one half of one additional share pursuant to the Confidential Private Placement Memorandum dated June 23,
2005, as may be amended from time to time (the "Offering") (each individual closing of which shall be referred to as the "Effective Date"), as defined in the Offering, the Shareholders will collectively own up to a maximum of
4,000,000 shares (and if all of the warrants are exercised a total of 6,000,000 shares) of common stock, $.001 par value per share, of the Corporation (shares of such common stock acquired pursuant to the Offering being referred to as the
"Shares" and collectively as the "Stock");

                  WHEREAS, upon the Effective Date, the Corporation and the
Shareholder desire to provide for certain registration rights for the Stock of the Corporation or any interest therein now or hereafter acquired by the
Shareholders pursuant to the Offering;

                  NOW, THEREFORE, effective upon the Effective Date, in
consideration of the mutual covenants and conditions herein contained, each of the parties hereby agrees as follows:

                  1.      Piggyback Registration Rights.
                          ------------------------------

                  1.1     (a)    If the Corporation shall propose to file a
registration statement under the Securities Act of 1933, as amended (the
"Securities Act"), at any time during the 24-month period after the Effective
Date, either on its own behalf or that of any of its shareholders for an offering of shares of the capital stock of the Corporation for cash or securities, the Corporation shall give written notice as promptly as possible of such proposed registration to each Shareholder and shall use reasonable efforts to include all of the shares of the Stock owned by the Shareholders ( the
"Seller" or "Registering Shareholder" and collectively the "Sellers" and
"Registering Shareholders") in such registration statements as such Seller shall request within 10 days after receipt of such notice from the Corporation, provided, that (A) if shares of the Stock are being offered by the Corporation in an underwritten offering, any shares of the Stock proposed to be included in the registration statement on behalf of the Seller shall be included in the underwriting offering on the same terms and conditions as the stock being offered by the Corporation, and (B) the Seller shall be entitled to include such number of shares of the Stock owned by the Seller in such registration statement, one time only during the applicable period set forth herein, so that the proportion of shares of the Stock of each Seller to be included in such registration statement to the total number of shares of the Stock owned by him is equal to the proportion that the number of shares of the Stock of all Sellers to be included in such registration statement bears to the total number of shares of the Stock owned by all Sellers (except that each Seller shall have the right to not exercise such piggyback registration right set forth herein once, in which case such Seller shall have the right set forth in this Section 1.1 with

respect to the next succeeding registration statement described in this Section
1.1 proposed to be filed by the Corporation during such 36-month period); and
provided further, that (i) the Corporation shall not be required to include such number or amount of shares owned by the Sellers in any such registration statement if it relates solely to securities of the Corporation to be issued pursuant to a stock option or other employee benefit plan, (ii) the Corporation may, as to an offering of securities of the Corporation by the Corporation, withdraw such registration statement at its sole discretion and without the consent of the Sellers and abandon such proposed offering and (iii) the
Corporation shall not be required to include such number of shares of the Stock owned by the Sellers in such registration statement if the Corporation is advised in writing by its underwriter or investment banking firm that it reasonably believes that the inclusion of the Sellers' shares would have an adverse effect on the offering.

                  (b)     A registration filed pursuant to this Section 1.1(a)
shall not be deemed to have been effected unless the registration statement related thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least nine months (or such shorter period of time in which all of the Stock registered thereunder has actually been sold thereunder); provided, however, that if, after any registration statement filed pursuant to Section 1.1(a) becomes effective and prior to the time the registration statement has been effective for a period of at least nine months, such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court solely due to actions or omissions to act of the Corporation , such registration statement shall not be considered one of the registrations applicable pursuant to Section 1.1(a).

                          1.2    Delay or Suspension of Registration.
Notwithstanding any other provision of this Section 1 to the contrary, if the
Corporation shall furnish to the Shareholders:

                  (a)     a certificate signed by the President of the
Corporation stating that, in the good faith judgment of a majority of the members of the entire Board of Directors of the Corporation, it would adversely and materially affect the Corporation's ability to enter into an agreement with respect to, or to consummate, a bona fide material transaction to which it is or would be a party, or it would potentially adversely and materially affect the
Corporation's classification for federal securities law purposes, or the
Corporation has a plan to register stock to be sold for its own account within a
90-day period after the filing of the registration statement under Section
1.1(a), for the Corporation to use its reasonable best efforts to effect the registration of the stock; or

                  (b)     both (A) a certificate signed by the President of the
Corporation stating that, in the good faith judgment of a majority of the members of the entire Board of Directors of the Corporation, a material fact exists which the Corporation has a bona fide business purpose for preserving as confidential and (B) an opinion of counsel to the Corporation to the effect that the registration by the Corporation or the offer or sale by the Shareholders of the Stock pursuant to an effective registration statement would require disclosure of the material fact which is referenced in the President's certificate required under Section 1.2(b)(ii)(A) and which, in such counsel's opinion, is not otherwise required to be disclosed, then the Corporation's obligations pursuant to Section 1.1(a) with respect to any such filing of a registration statement shall be deferred or offers and sales of the Stock by the
Shareholders shall be suspended, as the case may be, until the earliest of: (1)
the date on which, as applicable (a) the Corporation's use of reasonable best efforts to effect the registration of the Stock would no longer have such a material adverse effect or (b) the material fact is disclosed to the public or ceases to be material; (2) 135 days from the date of receipt by the Shareholders of the materials referred to in Section 1.2(b) (i) and (ii) above; and (3) such time as the Corporation notifies the Shareholders that it has resumed use of its reasonable best efforts to effect registration of the Stock or that offers and sales of the Stock pursuant to an effective registration statement may be resumed, as the case may be. If the Shareholders receive the materials referred to in Section 1.2(b)(ii) above while a registration statement for the offer and sale of the Stock is in effect, each Shareholder agree to terminate immediately any offer or sale of the Stock. A particular material transaction to which the
Corporation is or would be a party or a particular material fact shall not give rise to more than one deferral or suspension notice by the Corporation pursuant to the provisions of this Section 1.2.

                          1.3    In connection with any registration or
qualification pursuant to the provisions of this Section 1, the Corporation shall, except as prohibited under the blue sky or securities laws of any jurisdiction under which a registration or qualification is being effected, pay all filing, registration and qualification fees of the Securities and Exchange
Commission, printing expenses, fees and disbursements of legal counsel and all accounting expenses, except that each Seller shall bear the fees and expenses of its own legal counsel, and the underwriting or brokerage discounts and commissions, expenses of its brokers or underwriters and fees of the National
Association of Securities Dealers, Inc. attributable to its Stock; provided, however, that the Corporation shall not be required in the case of any registration hereunder to make blue sky filings in more than 5 states.

                          1.4    (a)    In each case of registration of shares
of Stock under the Securities Act pursuant to these registration provisions, the
Corporation shall unconditionally

indemnify and hold harmless each Seller, each underwriter (as defined in the
Securities Act), and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities
Exchange Act of 1934 (the Sellers and each such underwriter, and each such person who controls any such underwriter being referred to for purposes of this
Section 1.4, as an "Indemnified Person") from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such shares of the Stock were registered under the Securities Act, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto (including, in each case, any documents incorporated by reference therein), or arising out of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Seller or any underwriter and furnished to the
Corporation or the Shareholders, as the case may be, in writing by any Seller or such underwriter expressly for use therein; provided that the foregoing indemnification with respect to a preliminary prospectus shall not inure to the benefit of any underwriter (or to the benefit of any person controlling such underwriter) from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased shares of the Stock to the extent such losses, claims, damages or liabilities result from the fact that a copy of the final prospectus had not been sent or given to such person at or prior to written confirmation of the sale of such shares to such person.

                                 (b)    In each case of a registration of shares
of the Stock under the Securities Act pursuant to these registration provisions, each Seller participating in the

registration shall unconditionally indemnify and hold harmless the Corporation
(and its directors and officers), each underwriter and each person, if any, who controls the Corporation or such underwriter within the meaning of Section 15 of the Securities Act of Section 20(a) of the Securities Exchange Act of 1934, to
the same extent as the foregoing indemnity from the Corporation to the Seller but only with reference to information relating to such Seller and furnished to the Corporation by such Seller for use in the registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto. Each Seller will use all reasonable efforts to cause any underwriters of shares of Stock to be sold by the Seller to indemnify the
Corporation on the same terms as any Seller agrees to indemnify the Corporation, but only with reference to information furnished in writing by such underwriter for use in the registration statement.

                                 (c)    In case any action or proceeding shall
be brought against or instituted which involves any Indemnified Person, such
Indemnified Person shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing and the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such action or proceeding, any
Indemnified Person shall have the right to obtain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person has agreed to the retention of such counsel at its expense or (ii) the named parties to any such action or proceeding include both the Indemnifying Person and the Indemnified Person, and the
Indemnified Person has been advised by counsel that there may be one or more defenses available to such Indemnified Person which

are different from or additional to those available to the Indemnifying Person
(in which case, if the Indemnified Person notifies the Indemnifying Person that it wishes to employ separate counsel at the expense of the Indemnifying Person, the Indemnifying Person shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Person). It is understood that the Indemnifying Person shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all such similarly situated Indemnified Persons. The Indemnifying Person shall not be liable for any settlement of any action or proceeding effected without its written consent.

                                 (d)    Notwithstanding anything in this
Agreement to the contrary, the Corporation shall not be liable to any Seller for any losses, claims, damages or liabilities arising out of or caused by (A) any reasonable delay (1) in filing or processing any registration statement or any preliminary or final prospectus, amendment or supplement thereto after the inclusion of the Sellers' Stock in such registration statement, or (2) in requesting such registration statement be declared effective by the Commission and (B) the failure of the Commission for any reason to declare effective any registration statement.

                          2.     MISCELLANEOUS.

                          2.1.   Notices. All notices or other communications
required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or by facsimile or (b) three days after mailing if mailed from within the continental United
States by registered or certified mail, return receipt requested to the party entitled to receive the same, if to the Corporation, Global Gold Corporation,
104 Field Point Road, Greenwich, Connecticut 06830, with a copy to Patterson,
Belknap, Webb and Tyler, 1133

Avenue of the Americas 10036 Attn: John E. Schmeltzer, Esq.; and if to any
Shareholder, at his or its address as set forth in the books and records of the
Corporation. Any party may change his or its address by giving notice to the other party stating his or its new address. Commencing on the 10th day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

                          2.2    Governing Law. This Agreement and the rights of
the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles. All parties hereto (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a federal or state court in the City of New York in the State of New York
(ii) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding, and (iii) irrevocably submit to the jurisdiction of any federal or state court in the City of New York in the
State of New York in any such suit, action or proceeding, but such consent shall not constitute a general appearance or be available to any other person who is not a party to this Agreement. All parties hereto agree that the mailing of any process in any suit, action or proceeding in accordance with the notice provisions of this Agreement shall constitute personal service thereof.

                          2.3    Entire Agreement; Waiver of Breach. This
Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof, and it may not be modified or amended in any manner other than as provided herein; and no waiver of any breach or condition of this Agreement shall be deemed to have occurred unless such waiver is in writing,

signed by the party against whom enforcement is sought, and no waiver shall be claimed to be a waiver of any subsequent breach or condition of a like or different nature.

                          2.4    Binding Effect; Assignability. This Agreement
and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and permitted assigns. This Agreement and the rights of the parties hereunder shall not be assigned except with the written consent of all parties hereto.

                          2.5    Captions. Captions contained in this Agreement
are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

                          2.6    Number and Gender. Wherever from the context it
appears appropriate,each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

                          2.7    Severability. If any provision of this
Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this
Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

                          2.8    Amendments. This Agreement may not be amended
except in a writing signed by all of the parties hereto.

                          2.9    Compliance with Securities Laws. Commencing
with the Effective Date, the Corporation will use its best efforts to comply thereafter with the applicable provisions of the Securities Act and the
Securities Exchange Act of 1934.

                                       10

                          2.10   Counterparts. This Agreement may be executed in
several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of such signature pages executed by the parties to one copy of the Agreement; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

                          IN WITNESS WHEREOF, the undersigned have executed this
Agreement on the date first above written.

                                        GLOBAL GOLD CORPORATION

                                        By:
                                           -------------------------------------
                                              Drury J. Gallagher, Chairman
                                              and Chief Executive Officer

No. of Shares
Purchased                               SHAREHOLDER
---------
500,000                                 Firebird Avrora Fund, Ltd.
                                        -----------------------------------

                                        /s/ Harvey Sawikin
                                        -----------------------------------

                                        By: Harvey Sawikin, Director
                                           --------------------------------

                                       11